Exhibit 5

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

617 542 6000

617 542 2241 fax

June 28, 2005

Orchid Cellmark Inc.

4390 US Route One

Princeton, NJ 08540

Ladies and Gentlemen:

We have acted as counsel to Orchid Cellmark Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 1,108,547 shares (the “Shares”) of its common stock, $.001 par value per share (the “Common Stock”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, and amendments thereto, and the Second Amended and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

Our opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Laws of the State of Delaware and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Boston Washington Reston New York Stamford Los Angeles London

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

June 28, 2005

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.